UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2026

EDIBLE GARDEN AG INCORPORATED
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41371	85-0558704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

283 County Road 519 Belvidere, New Jersey	07823
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 750-3953

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EDBL	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	EDBLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 12, 2026, Edible Garden AG Incorporated (the “Company”) entered into a Notes Purchase Agreement (the “Note Purchase Agreement”) with Streeterville Capital, LLC (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor (i) a Promissory Note A‑1 in the original principal amount of $2,170,000 (the “A‑1 Note”) and (ii) a Secured Promissory Note B in the original principal amount of $10,000,000 (the “B Note” and, together with the A‑1 Note, the “Notes”), for an aggregate purchase price of $12,000,000 (the “Transactions”).

The A‑1 Note was issued with an original issue discount of $160,000 and bears interest at a rate of 8% per annum, while the B Note bears interest at a rate of 5% per annum, in each case subject to the terms and conditions set forth therein. The Notes have a maturity date of eighteen (18) months from the applicable purchase price date.

The Company’s obligations under the Notes are secured by, among other things, (i) a first‑priority security interest in a deposit account established pursuant to a deposit account control agreement, (ii) a pledge of the equity interests of EDBL Holdings, LLC pursuant to a pledge agreement, and (iii) a guaranty of the Company’s obligations by certain of its subsidiaries, including EDBL Holdings, LLC, 2900 Madison Ave Holdings, LLC, and Edible Garden Corp., pursuant to a Guaranty.

Beginning on the six (6) month anniversary of the applicable purchase price date, the Investor has the right, subject to the terms of the A‑1 Note and the B Note, to require the Company to redeem portions of the outstanding balance of the Notes from time to time in cash upon delivery of a redemption notice, including both monthly redemption rights and additional limited redemption rights upon the occurrence of certain trading conditions. The Notes also contain customary events of default and other customary provisions, including the right of the Investor to accelerate amounts due and payable upon the occurrence of an event of default.

The Note Purchase Agreement also contains various representations, warranties and covenants of the Company, including, among others, covenants regarding SEC reporting, restrictions on certain additional indebtedness and issuances of securities, and limitations on the incurrence of liens and other encumbrances, in each case subject to certain exceptions and qualifications set forth therein.

The foregoing descriptions of the Note Purchase Agreement, the A‑1 Note, the B Note and the Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements and instruments. Copies of the Note Purchase Agreement and the forms of A‑1 Note, B Note and Guaranty are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8‑K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1#*	Notes Purchase Agreement, dated June 12, 2026, by and between Edible Garden AG Incorporated and Streeterville Capital, LLC
10.2	Form of Promissory Note A‑1
10.3	Form of Secured Promissory Note B
10.4	Form of Guaranty, by and among certain subsidiaries of Edible Garden AG Incorporated and Streeterville Capital, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

# Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K as the Company has determined they (1) are not material and (2) are the type that the Company treats as private or confidential. The Company hereby agrees to furnish a copy of any omitted portion to the SEC upon request.

* Schedules or exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDIBLE GARDEN AG INCORPORATED

Date: June 12, 2026	By:	/s/ James E. Kras
	Name:	James E. Kras
	Title:	President and Chief Executive Officer

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